Exhibit 10.11

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SECURITIES ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SEC RULE 144.

WARRANT TO PURCHASE SHARES OF COMMON STOCK
OF
VERITAS FARMS, INC.

NO. _____	Original Issuance Date: ___________, 20___

THIS CERTIFIES THAT, for $10.00 and other valuable consideration received by VERITAS FARMS, INC., a Nevada corporation (the “Company”), WESTPARK CAPITAL, INC., or its permitted registered assigns (“Registered Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the issuance date of this Warrant (the “Effective Date”), and before 5:00 p.m. Pacific Time on the seventh (7th) anniversary of the Original Issuance Date (the “Expiration Date”), to purchase from the Company, ____________ shares of Common Stock of the Company (“Shares” or “shares of Common Stock”), at a price per Share of $1.60 (the “Purchase Price”). Both the number of Shares purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein.

1. CERTAIN DEFINITIONS. In addition to capitalized terms defined elsewhere in this Warrant, the following capitalized terms used in this Warrant shall have the following respective meanings:

1.1 “Fair Market Value” of a share of Common Stock as of a particular date shall mean the average of the daily VWAP for the twenty (20) trading days prior to the exercise date of the Warrant. Notwithstanding the foregoing, if there is no active public market for the Common Stock, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firm shall be paid for by the Company.

1.2 “Registered Holder” shall mean any Registered Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

1.3 “Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

1.4 “Common Stock” shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

1.5 “VWAP” shall mean for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, the New York Stock Exchange or the NYSE MKT, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Common Stock is regularly quoted on an automated quotation system (including applicable tiers of the over-the-counter market maintained by OTC Markets Group, Inc.) or by a recognized securities dealer, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the applicable OTC Markets tier or as quoted by such securities dealer, or (c) if there is no active public market for the Common Stock, then as determined in accordance with Section 1.1 above.

2. EXERCISE OF WARRANT.

2.1 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile or email) of the form of Notice of Exercise attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Registered Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

(a) this Warrant at the principal office of the Company, and

(b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Registered Holder of indebtedness of the Company to the Registered Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of Shares being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”).

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2.2 Cashless Exercise. In lieu of the payment methods set forth in Section 2.1(b) above, the Registered Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Registered Holder elects to exchange this Warrant as provided in this Section 2.2, Registered Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Registered Holder’s election to exchange some or all of the Warrant, and the Company shall issue to Registered Holder the number of shares of the Common Stock computed using the following formula:

X =	Y (A-B)
A

Where:	X =	the number of shares of Common Stock to be issued to Registered Holder.

	Y =	the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

	A =	the Fair Market Value of one share of the Common Stock.

B =

Purchase Price (as adjusted to the date of such calculation).

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the shares of Common Stock issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Warrant Registered Holder, and the holding period for the Common Stock issued upon the cashless exercise of this Warrant shall be deemed to have commenced, on the Original Issuance Date.

For purposes of a cashless exercise of this Warrant in accordance with the provisions of this Section 2.2, the Shares issuable upon exercise of this Warrant shall be disregarded in calculating the number of shares of Common Stock to be issued in connection with the cashless exercise of this Warrant.

2.3 “Easy Sale” Exercise. In lieu of the payment methods set forth in Section 2.1(b) above, when permitted by law and applicable regulations (including Nasdaq and FINRA rules), the Registered Holder may pay the Purchase Price through a “same day sale” commitment from the Registered Holder (and if applicable a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”)), whereby the Registered Holder irrevocably elects to exercise this Warrant and to sell a portion of the Shares so purchased to pay the Purchase Price and the Registered Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such shares to forward the Purchase Price directly to the Company.

2.4 Stock Certificates; Fractional Shares. As soon as practicable on or after the date of any exercise of this Warrant, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a Share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of such date of exercise. No fractional Shares or scrip representing fractional Shares shall be issued upon an exercise of this Warrant.

2.5 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the Registered Holder of record of such shares as of the close of business on the date the Registered Holder is deemed to have exercised this Warrant.

2.6 Vesting. This Warrant shall vest fully upon issuance.

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3. VALID ISSUANCE; TAXES. All Shares issued upon the exercise of this Warrant, shall, when exercised and the Purchase Price paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Shares in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of Shares issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible Registered Holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company; or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Registered Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Shares (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 4.

4.3 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

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4.4 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Registered Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a Registered Holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Registered Holder hereof for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.5 Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company’s Articles of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Registered Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of Shares that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Shares received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of Shares for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of Shares for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of Shares or other securities issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile or email and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Registered Holder.

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6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant and such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such Shares shall be duly authorized, and when issued and paid for upon exercise and in accordance with the respective terms of this Warrant, as the case may be, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company’s Officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder’s parent, subsidiary or affiliate, or, if the Registered Holder is a partnership, to any partner of such Registered Holder, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant with the Assignment attached as Exhibit B to this Warrant properly completed and executed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Each taker and Registered Holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9. RESTRICTIONS ON TRANSFER. The Registered Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) covering the disposition or sale of this Warrant or the Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, the Registered Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or such Shares, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

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10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Registered Holder hereby represents, warrants and covenants that any Shares purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Registered Holder has had such opportunity as such Registered Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Registered Holder to evaluate the merits and risks of his investment in the Company; that the Registered Holder is able to bear the economic risk of holding such Shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Registered Holder understands that the Shares acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Registered Holder of the registration rights, if any, granted to the Registered Holder) and will be “restricted securities” within the meaning of Rule 144 under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one (1) year from the date of exercise of this Warrant, , and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all certificates representing Shares issued to the Registered Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.

11. REGISTRATION RIGHTS. All Shares be “Registrable Securities” or such other definition of securities entitled to registration rights pursuant to Exhibit C to this Warrant.

12. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by such Registered Holder to purchase Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder hereof shall cause such Registered Holder hereof to be a shareholder of the Company for any purpose.

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13. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Registered Holder that:

13.1 Due Authorization; Consents. All corporate action on the part of the Company, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Warrant, and (b) the authorization, issuance, reservation for issuance and delivery of all of the shares of Common Stock issuable upon exercise of this Warrant, has been duly taken. This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles. All consents, approvals and authorizations of, and registrations, qualifications and filings with, any federal or state governmental agency, authority or body, or any third party, required in connection with the execution, delivery and performance of this Warrant and the consummation of the transactions contemplated hereby and thereby have been obtained.

13.2 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

13.3 Valid Issuance of Stock. The outstanding shares of the capital stock of the Company are duly and validly issued, fully paid and nonassessable, and such shares, and all outstanding options and other securities of the Company, have been issued in full compliance with the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal and state securities laws, including without limitation, anti-fraud provisions.

13.4 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Original Issuance Date.

14. NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile or email at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

If to the Company:	1512 E. Broward Blvd., Suite 300
Fort Lauderdale, Florida 33301
Attention: CEO

If to the Registered Holder:	WestPark Capital, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067
Attention: James Hosch, Executive Managing Director

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Each person making a communication hereunder by facsimile or email shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile or email pursuant hereto, but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 14 by giving the other party written notice of the new address in the manner set forth above.

15. HEADINGS. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof.

16. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Nevada, without regard to conflict of law principles of such state.

17. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise of this Warrant.

18. NOTICES OF RECORD DATE. In case:

18.1 the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

18.2 of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s Common Stock are to receive stock, securities or property of another corporation; or

18.3 of any voluntary dissolution, liquidation or winding-up of the Company; or

18.4 of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right; or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. The Company shall use all reasonable efforts to ensure such notice shall be delivered at least thirty (30) days prior to the date therein specified.

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19. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

20. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto (including by facsimile, .PDF or other electronic transmission) and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

21. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Registered Holder of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Registered Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s securities under any other agreements, except for (a) Registered Holders of other Warrants of like tenor to purchase an aggregate of up to 3,000,000 Shares (including this Warrant), issued or issuable pursuant to that certain Advisory Services Agreement dated September 7, 2018, by and between the Company and WestPark Capital, Inc.; or (b) rights that have been waived.

22. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m., Pacific Time the next business day.

23. ENTIRE AGREEMENT. This Warrant contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Warrant, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Warrant are hereby merged herein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

VERITAS FARMS, INC.

By:
Alexander M. Salgado, CEO

WESTPARK CAPITAL, INC.

By:
Richard Rappaport
Chief Executive Officer

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EXHIBIT A

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

Veritas Farms, Inc.

1512 E. Broward, Blvd., Suite 300

Fort Lauderdale, Florida 33301

Attention: CEO

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of the Company, as provided for therein, and (check the applicable box):

☐	tenders herewith payment of the Purchase Price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ Shares.

☐	elects the ___ cashless exercise pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ______________ shares of Common Stock.

☐	elects the “Easy Sale” exercise pursuant to Section 2.3 of the Warrant, and accordingly will cause payment of the Purchase Price in the amount of $_________ for _________ Shares to be tendered to the Company in accordance with Section 2.3 of the Warrant.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of securities shall not be all the securities purchasable under the within Warrant Certificate, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the securities purchasable thereunder rounded up to the next higher whole number of securities.

EXHIBIT B

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, hereby sells, assigns and transfers unto ____________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	# of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:

Signature:

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

EXHIBIT C

REGISTRATION RIGHTS

1. REGISTRATION RIGHTS.

1.1 Definitions. For purposes of this Section 1:

(a)	Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement.

(b)	Registrable Securities. The term “Registrable Securities” means: (1) any Common Stock of the Company issued or to be issued upon exercise of the Warrant; and (2) any shares of Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock or other securities of the Company described in clause (1) of this subsection (b). Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Warrant or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise or securities which can be sold in accordance with Rule 144(b)(1) promulgated under the Securities Act..

(c)	Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock of the Company that are Registrable Securities and (l) are then issued and outstanding; or (2) are then issuable pursuant to an exercise of all the Warrants outstanding.

(d)	Registered Holder. For purposes of this Section 1, the term “Registered Holder” means any person owning of record Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Warrant.

(e)	Form S-3. The term “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)	SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

1.2	Piggyback Registrations. The Company shall notify all Registered Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 1.3, below, or to any employee benefit plan or a corporate reorganization) and will afford each such Registered Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Registered Holder. Each Registered Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Registered Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Registered Holder wishes to include in such registration statement. If a Registered Holder decides not to include all of his, her or its Registrable Securities in any registration statement thereafter filed by the Company, such Registered Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)	Underwriting. If a registration statement under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Registered Holders of Registrable Securities. In such event, the right of any such Registered Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Registered Holder’s participation in such underwriting and the inclusion of such Registered Holder’s Registrable Securities in the underwriting to the extent provided herein. All Registered Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision of this Exhibit 3, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall include in such offering (i) first, all the securities the Company proposes to register for its own account; and (ii) second, Registered Holder’s Registrable Securities and other shares of Common Stock or other securities of the Company requested to be included by other investors having written registration rights agreements with the Company respecting such shares (“Other Registrable Securities”), with Registered Holder and each such investor proposing to sell such shares participating in such registration on a pro rata basis, such participation to be based upon the number of shares of Registrable Securities and Other Registrable Securities then held by the Registered Holder and each such investor, respectively; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities or Other Registrable Securities and are held by any other person, including, without limitation, any person who is an employee or officer of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities and Other Registrable Securities are so excluded. If any Registered Holder disapproves of the terms of any such underwriting, such Registered Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Registered Holder that is a partnership, the Registered Holder and the partners and retired partners of such Registered Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Registered Holder that is a corporation, the Registered Holder and all corporations that are affiliates of such Registered Holder, shall be deemed to be a single “Registered Holder,” and any pro rata reduction with respect to such “Registered Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Registered Holder,” as defined in this sentence.

(b)	Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2 (excluding underwriters’ and brokers’ discounts and commissions relating to shares sold by the Registered Holders and legal fees of counsel for the Registered Holders), including, without limitation all federal and “blue sky” registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

(c)	No Limit on Registrations. Except as otherwise provided herein, there shall be no limit on the number of times the Registered Holders may request registration of Registrable Securities under this Section 1.2.

1.3	Form S-3 Registration. In case the Company shall, at any time commencing one hundred (180) eighty days after the date of the first underwritten public offering of the Company’s Common Stock, receive from any Registered Holder or Registered Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Registered Holder or Registered Holders, then the Company will:

(a)	Notice. Promptly give written notice of the proposed registration and the Registered Holder’s or Registered Holders’ request therefor, and any related qualification or compliance, to all other Registered Holders of Registrable Securities; and

(b)	Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registered Holders or Registered Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Registered Holder or Registered Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 1.3(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.3:

(i)	if Form S-3 is not available for such offering by the Registered Holders:

(ii)	if the Registered Holders, together with the Registered Holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(iii)	if the Company has, within the one hundred eighty (180) day period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Registered Holders have been excluded (with respect to all or any portion of the Registrable Securities the Registered Holders requested be included in such registration) pursuant to the provisions of Section 1.2(a); or

(iv)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)	Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 1.3, (excluding underwriters’ or brokers’ discounts and commissions relating to shares sold by the Registered Holders and legal fees of counsel for the Registered Holders and excluding expenses required to be paid by a Registered Holder pursuant to Section 1.4(g) below), including without limitation federal and “blue sky” registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel.

(d)	Deferral. Notwithstanding the foregoing, if the Company shall furnish to Registered Holders requesting the filing of a registration statement pursuant to this Section 1.3, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the initiating Registered Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(e)	Limit on Registrations. The Registered Holders shall be entitled to request registration of Registrable Securities under this Section 1.3 on two (2) occasions.

1.4	Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Warrant the Company shall, as expeditiously as reasonably possible:

(a)	Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

(b)	Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)	Prospectuses. Furnish to the Registered Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)	Blue Sky. Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such states as shall be reasonably requested by the Registered Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)	Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Registered Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)	Notification. Notify each Registered Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)	Opinion and Comfort Letter. Furnish, at the request of any Registered Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Registered Holders requesting registration, addressed to the underwriters, if any, and to the Registered Holders requesting registration of Registrable Securities; and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Registered Holders requesting registration, addressed to the underwriters, if any, and to the Registered Holders requesting registration of Registrable Securities provided however, that the Company’s obligation to obtain a “comfort” letter shall be limited to commercially reasonable efforts. If such securities are not being sold through underwriters, then the Company shall furnish, at the request and at the sole expense of any Registered Holder requesting registration of Registrable Securities, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Registered Holders requesting registration, addressed to the underwriters, if any, and to the Registered Holders requesting registration of Registrable Securities.

1.5	Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2 or 1.3 that the selling Registered Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

1.6	Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.2 or 1.3:

(a)	By the Company. To the extent permitted by law; the Company will indemnify and hold harmless each Registered Holder, the partners, officers and directors of each Registered Holder, any underwriter (as determined in the Securities Act) for such Registered Holder and each person, if any, who controls such Registered Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “1934 Act”), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)	any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)	the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

(iii)	any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Registered Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Registered Holder, partner, officer, director, underwriter or controlling person of such Registered Holder.

(b)	By Selling Registered Holders. To the extent permitted by law, each selling Registered Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Registered Holder selling securities under such registration statement or any of such other Registered Holder’s partners, directors or officers or any person who controls such Registered Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Registered Holder, partner or director, officer or controlling person of such other Registered Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Registered Holder expressly for use in connection with such registration; and each such Registered Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Registered Holder, partner, officer, director or controlling person of such other Registered Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Registered Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Registered Holder under this Section 1.6(b) in respect of any Violation shall not exceed the net proceeds received by such Registered Holder in the registered offering out of which such Violation arises.

(c)	Notice. Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain his, her or its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.6 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6.

(d)	Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Registered Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e)	Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Registered Holder exercising rights under this Warrant, or any controlling person of any such Registered Holder, makes a claim for indemnification pursuant to this Section 1.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.6 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any such selling Registered Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.6; then, and in each such case, the Company and such Registered Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Registered Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Registered Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Registered Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Registered Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)	Survival. The obligations of the Company and Registered Holders under this Section 1.6 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

1.7	Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 1.2 and 1.3 with respect to any Registrable Securities proposed to be sold by a Registered Holder in a registration pursuant to Section 1.2 or 1.3 more than ten (10) years after the date of this Warrant, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Registered Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

C-9